UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 13, 2014 (June 10, 2014)

AMC Networks Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-35106	27-5403694
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

11 Penn Plaza, New York, NY		10001
(Address of principal executive offices)		(Zip Code)
(212) 324-8500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.
(a) On June 10, 2014, AMC Networks Inc. (the “Company”) held its 2014 annual meeting of stockholders. The proposals are described in detail in the Company’s proxy statement for the 2014 Annual Meeting of Stockholders filed with the U.S. Securities and Exchange Commission on April 29, 2014. In accordance with the Company’s Amended and Restated Certificate of Incorporation, the Class A stockholders have one vote per share and the Class B stockholders have ten votes per share. Accordingly, the vote counts for all stockholder matters voted upon by the Class B stockholders reflect ten votes with respect to each share of AMC Networks Class B common stock.
(b) Shareholders voted on the matters set forth below. The final results for the votes regarding each proposal are set forth below.

1.	The Company’s Class A stockholders elected the six directors listed below to the Board of Directors, each for a one-year term. The votes regarding this proposal were as follows:

	For	Withheld	Broker Non-Votes
Neil M. Ashe	52,979,258	1,218,549	2,657,445
Jonathan F. Miller	52,743,191	1,454,616	2,657,445
Alan D. Schwartz	22,601,472	31,596,335	2,657,445
Leonard Tow	42,212,586	11,985,221	2,657,445
Carl E. Vogel	39,761,125	14,436,682	2,657,445
Robert C. Wright	53,131,297	1,066,510	2,657,445
The Company’s Class B stockholders elected the eight directors listed below to the Board of Directors, each for a one-year term. The votes regarding this proposal were as follows:

	For	Withheld	Broker Non-Votes
William J. Bell	114,553,370	N/A	N/A
Charles F. Dolan	114,553,370	N/A	N/A
James L. Dolan	114,553,370	N/A	N/A
Kristin A. Dolan	114,553,370	N/A	N/A
Patrick F. Dolan	114,553,370	N/A	N/A
Thomas C. Dolan	114,553,370	N/A	N/A
Brian G. Sweeney	114,553,370	N/A	N/A
Marianne Dolan Weber	114,553,370	N/A	N/A

2.
The Company’s Class A stockholders and Class B stockholders, voting together as a single class, ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the 2014 fiscal year. The votes regarding this proposal were as follows:

For	Against	Abstain	Broker Non-Votes
171,055,171	310,794	42,657	N/A

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMC Networks Inc.
(Registrant)

Dated:	June 13, 2014	By:	/s/ Anne G. Kelly
Name: Anne G. Kelly
Title: Senior Vice President and Secretary